                                                                    Exhibit 99.3

      INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

          On February 22, 1999, the Company and Sundstrand announced the Merger Agreement. On March 16, 1999, the Company announced the Stock Purchase Agreement.

          The following unaudited pro forma condensed financial information has been prepared from the historical financial statements of the Company and Sundstrand adjusted to reflect the Merger using the purchase method of accounting.

          The unaudited pro forma condensed balance sheet has been adjusted to reflect the Disposition as though it had occurred on December 31, 1998. This adjustment assumes net cash proceeds of $2.0 billion after payment of taxes and cash transaction costs, the accrual of other transaction related expenses and the estimated gain on the sale resulting from the completion of the Disposition. The pro forma condensed statement of operations reflects UT Automotive as a discontinued operation for the years ended December 31, 1996, 1997 and 1998 and does not reflect the effects of the anticipated gain or proceeds.

          The unaudited pro forma condensed balance sheet has been prepared to reflect the Merger and the issuance of 0.2790 shares of Company common stock and $35 in cash for each outstanding share of Sundstrand common stock, as if the Merger occurred on December 31, 1998, and the issuance of Company stock options to Sundstrand stock option holders in exchange for Sundstrand stock options. Based on the price per share of Company common stock of $125.4375 on February 19, 1999, the last trading day prior to entering into the Merger Agreement, total consideration would be $70 per share resulting in an aggregate purchase price of approximately $3.9 billion including related transaction costs of approximately $40 million. The purchase price of Sundstrand common stock has been preliminarily allocated to tangible and intangible assets and liabilities of Sundstrand based upon estimates of their respective values. These allocations will be subsequently adjusted based upon appraisals, valuations and other studies, which will be conducted over the next several months. Final values may differ substantially from those shown herein. The unaudited pro forma condensed statement of operations combines the results of operations of the Company and Sundstrand as if the Merger occurred on January 1, 1998.

          The pro forma condensed financial statements should be read in conjunction with the Company's and Sundstrand's historical financial statements. The pro forma information presented is for informational purposes only and it is not necessarily indicative of future earnings or financial position or of what the earnings or financial position would have been had the Merger been completed on January 1, 1998 or as of December 31, 1998.

          This pro forma financial information should be read in conjunction with the historical financial statements of the Company and Sundstrand. Historical financial statements of the Company can be found in the Company's annual report on Form 10-K filed on February 16, 1999. Sundstrand's historical financial statements can be found in its annual report on Form 10-K filed on March 31, 1999.

                        PRO FORMA FINANCIAL INFORMATION
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                           (IN MILLIONS OF DOLLARS)

                                       HISTORICAL                     ADJUSTED                    MERGER            UNITED
                                         UNITED      UT AUTOMOTIVE     UNITED      HISTORICAL    PRO FORMA        TECHNOLOGIES
                                      TECHNOLOGIES     ADJUSTMENT   TECHNOLOGIES   SUNDSTRAND   ADJUSTMENTS         PRO FORMA
                                      ------------   -------------  ------------   ----------   -----------       ------------
ASSETS
Cash and cash equivalents...........     $   550         $2,000        $ 2,550       $   15       $  (889)(1)       $ 1,676
Accounts and notes receivable,
 net................................       3,993           (576)         3,417          381             -             3,798
Inventories and contracts in
 progress...........................       3,362           (171)         3,191          401            24 (3)         3,616
Other current assets................       1,450            (68)         1,382           68             -             1,450
                                         -------         ------        -------       ------       -------           -------
Total Current Assets................       9,355          1,185         10,540          865          (865)           10,540

Fixed assets, net...................       4,265           (710)         3,555          527           263 (3)         4,345
Goodwill............................       1,750           (333)         1,417          332         3,107 (5)         4,856
Other assets........................       3,005            (59)         2,946           83             -             3,029
                                         -------         ------        -------       ------       -------           -------
Total Assets........................     $18,375         $   83        $18,458       $1,807       $ 2,505           $22,770
                                         =======         ======        =======       ======       =======           =======
LIABILITIES AND SHAREOWNERS'
EQUITY
Short-term borrowings...............     $   512         $   (8)       $   504       $  163       $     -           $   667
Accounts payable....................       2,237           (377)         1,860          128             -             1,988
Accrued liabilities.................       4,886            (56)         4,830          204            40 (l)         5,074
Long-term debt currently due........         100             (1)            99            4             -               103
                                         -------         ------        -------       ------       -------           -------
Total Current Liabilities...........       7,735           (442)         7,293          499            40             7,832

Long-term debt......................       1,575             (5)         1,570          295         1,031 (l)(3)      2,896
Other long-term liabilities.........       4,231            (70)         4,161          468             6 (3)(4)      4,635
Series A ESOP Convertible...........
 Preferred Stock....................         836              -            836            -             -               836
 ESOP Deferred Compensation.........        (380)             -           (380)           -             -              (380)
                                         -------         ------        -------       ------       -------           -------
                                             456              -            456            -             -               456
Shareowners' Equity:
 Common Stock.......................       2,708              -          2,708          203         1,059 (l)(2)      3,970
 Unamortized value of restricted
  stock issued......................           -              -              -           (6)            6 (2)             -
 Treasury Stock.....................      (3,117)             -         (3,117)        (645)        1,356 (l)(2)     (2,406)
 Retained Earnings..................       5,411            600          6,011        1,007        (1,007)(2)         6,011
 Accumulated other
  non-shareowner changes in
  equity............................        (624)             -           (624)         (14)           14 (2)          (624)
                                         -------         ------        -------       ------       -------           -------
                                           4,378            600          4,978          545         1,428             6,951
                                         -------         ------        -------       ------       -------           -------
Total Liabilities and
 Shareowners' Equity................     $18,375         $   83        $18,458       $1,807       $ 2,505           $22,770
                                         =======         ======        =======       ======       =======           =======

 See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

             NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1998

          The unaudited pro forma condensed balance sheet includes the pro forma adjustments to reflect the Disposition and the Merger as if both took place on December 31, 1998.

UT Automotive Adjustment:

         Reflects the Disposition for net cash proceeds of approximately $2.0 billion after payment of taxes and cash transaction costs, the accrual of other transaction related expenses and the estimated gain on the sale.

Merger Pro Forma Adjustments:

    (1) Adjustment to reflect the issuance of 15.1 million shares of Company common stock based on a common stock exchange ratio of .2790, the payment of $1.889 billion for the cash consideration paid to Sundstrand stockholders and for the cash transaction costs, and the issuance of Company stock options to Sundstrand stock option holders. The Merger Agreement provides that if the average closing price per share of Company common stock for the ten trading day period before the fifth trading day prior to the Sundstrand stockholder meeting to be held to approve and adopt the Merger Agreement and the Merger exceeds $140.68 per share, the common stock exchange ratio will be adjusted to reflect a maximum market value (based upon the average closing price of Company common stock during such period) of Company common stock to be received for each share of Sundstrand common stock of $39.25. If the common stock exchange ratio is adjusted pursuant to this provision of the Merger Agreement, the aggregate purchase price and goodwill will be increased by approximately $230 million, based on the outstanding shares of Sundstrand common stock on February 24, 1999. The adjustment assumes that the cash consideration and the cash transaction costs of $1.889 billion will be funded by the issuance of approximately $1.0 billion of medium-term and long-term debt and $889 million of cash from the Disposition. If the Disposition closes after the Merger, $889 million of the cash consideration and the cash transaction costs will be funded by the issuance of short-term debt under one or more of the Company's existing or new credit facilities.

         Although the cash election is not reflected in these pro forma financial statements, if the Company elects to convert the merger consideration to an all cash payment of $70 per share of Sundstrand common stock, under the terms of the Merger Agreement, additional cash consideration of $1.889 billion would be required in lieu of the issuance of shares of Company common stock. Any financing required to pay the additional cash consideration would have to be approved by the Company's Board of Directors. This cash consideration would result in additional borrowings and related interest expense.

    (2)  Adjustment to eliminate Sundstrand equity pursuant to the Merger.

    (3) Adjustment to record Sundstrand assets and liabilities at their estimated fair market value.

    (4) Adjustment to record the tax effects related to the pro forma adjustments.

    (5) Adjustment to reflect the incremental goodwill resulting from the Merger.

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
              (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                           HISTORICAL                      ADJUSTED                     MERGER          UNITED
                                             UNITED      UT AUTOMOTIVE      UNITED       HISTORICAL    PRO FORMA     TECHNOLOGIES
                                          TECHNOLOGIES     ADJUSTMENT    TECHNOLOGIES    SUNDSTRAND   ADJUSTMENTS      PRO FORMA
                                          ------------   -------------   ------------    ----------   -----------    ------------
Product sales..........................    $ 20,248         $(2,900)       $ 17,348        $2,005     $   (25)(D)       $ 19,328
Service sales..........................       5,439               -           5,439             -           -              5,439
                                           --------         -------        --------        ------     -------           --------
Net sales..............................      25,687          (2,900)         22,787         2,005         (25)            24,767
Financing revenues and other
  income, net..........................          28              (6)             22            10           -                 32
                                           --------         -------        --------        ------     -------           --------
                                             25,715          (2,906)         22,809         2,015         (25)            24,799

Cost of products sold..................      15,815          (2,379)         13,436         1,316          60(A)(C)(D)    14,812
Cost of services sold..................       3,461               -           3,461             -           -              3,461
Research and development...............       1,315            (147)          1,168            92           -              1,260
Selling, general and administrative....       2,957            (220)          2,737           225           -              2,962
Interest...............................         204              (7)            197            35          65(B)             297
                                           --------         -------        --------        ------     -------           --------
                                             23,752          (2,753)         20,999         1,668         125             22,792
Income from continuing operations
  before income taxes and
  minority interests...................       1,963            (153)          1,810           347        (150)             2,007
Income taxes...........................         623             (55)            568           121         (32)(E)            657

Minority interests in
  subsidiaries' earnings...............          85               -              85             -           -                 85
                                           --------         -------        --------        ------     -------           --------
Income from continuing operations......    $  1,255         $   (98)       $  1,157        $  226     $  (118)          $  1,265

Discontinued Operation:
 Income from operations of discontinued
  UT Automotive subsidiary (net of
  applicable income tax provision of
  $55 million).........................           -              98              98             -           -                 98
                                           --------         -------        --------        ------     -------           --------
Net Income.............................    $  1,255         $     -        $  1,255        $  226     $  (118)          $  1,363
                                           ========         =======        ========        ======     =======           ========
Earnings Per Share of
Common Stock:
  Continuing Operations:
 Basic:
  Average shares (thousands)...........     227,767                         227,767                    15,100            242,867
  Earnings per share...................    $   5.36                        $   4.94                         -           $   5.07
 Diluted:
  Average shares (thousands)...........     247,380                         247,380                    15,800            263,180
  Earnings per share...................    $   5.05                        $   4.66                         -           $   4.79
 Discontinued Operation:
 Basic:
  Average shares (thousands)...........     227,767                         227,767                    15,100            242,867
  Earnings per share...................    $      -                        $   0.42                         -           $   0.41
 Diluted:
  Average shares (thousands)...........     247,380                         247,380                    15,800            263,180
  Earnings per share...................    $      -                        $   0.39                         -           $   0.37
 Net Earnings Per Share:
 Basic:
  Average shares (thousands)...........     227,767                         227,767                    15,100            242,867
  Earnings per share...................    $   5.36                        $   5.36                         -           $   5.48
 Diluted:
  Average shares (thousands)...........     247,380                         247,380                    15,800            263,180
  Earnings per share...................    $   5.05                        $   5.05                         -           $   5.16

   See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
              (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                     HISTORICAL                                    ADJUSTED
                                                                       UNITED             UT AUTOMOTIVE             UNITED
                                                                    TECHNOLOGIES            ADJUSTMENT           TECHNOLOGIES
                                                                   --------------         -------------         --------------
Product sales.....................................................    $ 18,873              $(2,927)              $ 15,946
Service sales.....................................................       5,116                    -                  5,116
                                                                      --------              -------               --------
Net sales.........................................................      23,989               (2,927)                21,062
Financing revenues and other income, net..........................         233                   (7)                   226
                                                                      --------                                    --------
                                                                        24,222               (2,934)                21,288

Cost of products sold.............................................      15,080               (2,442)                12,638
Cost of services sold.............................................       3,208                    -                  3,208
Research and development..........................................       1,187                 (118)                 1,069
Selling, general and administrative...............................       2,820                 (209)                 2,611
Interest..........................................................         191                   (3)                   188
                                                                      --------              -------               --------
                                                                        22,486               (2,772)                19,714
Income from continuing operations before income
  taxes and minority interests....................................       1,736                 (162)                 1,574
Income taxes......................................................         565                  (51)                   514

Minority interests in subsidiaries' earnings......................          99                   (1)                    98
                                                                      --------              -------               --------
Income from continuing operations.................................    $  1,072              $  (110)              $    962

Discontinued Operation:
 Income from operations of discontinued UT
  Automotive subsidiary (net of applicable income
  tax provision of $51 million)...................................           -                  110                    110
                                                                      --------              -------               --------
Net Income........................................................    $  1,072              $     -               $  1,072
                                                                      ========              =======               ========
Earnings Per Share of Common Stock:
 Continuing Operations:
 Basic:
  Average shares (thousands)......................................     234,443                                     234,443
  Earnings per share..............................................    $   4.44                                    $   3.97
 Diluted:
  Average shares (thousands)......................................     253,555                                     253,555
  Earnings per share..............................................    $   4.21                                    $   3.77
 Discontinued Operation:
 Basic:
  Average shares (thousands)......................................     234,443                                     234,443
  Earnings per share..............................................    $      -                                    $   0.47
 Diluted:
  Average shares (thousands)......................................     253,555                                     253,555
  Earnings per share..............................................    $      -                                    $   0.44
 Net Earnings Per Share:
 Basic:
  Average shares (thousands)......................................     234,443                                     234,443
  Earnings per share..............................................    $   4.44                                    $   4.44
 Diluted:
  Average shares (thousands)......................................     253,555                                     253,555
  Earnings per share..............................................    $   4.21                                    $   4.21

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
              (IN MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                    HISTORICAL                                    ADJUSTED
                                                                      UNITED            UT AUTOMOTIVE              UNITED
                                                                   TECHNOLOGIES           ADJUSTMENT            TECHNOLOGIES
                                                                  --------------        -------------          --------------
Product sales...................................................      $ 17,799              $(3,086)              $ 14,713
Service sales...................................................         4,989                    -                  4,989
                                                                      --------              -------               --------
Net sales.......................................................        22,788               (3,086)                19,702
Financing revenues and other income, net........................           263                  (93)                   170
                                                                      --------              -------               --------
                                                                        23,051               (3,179)                19,872

Cost of products sold...........................................        14,327               (2,674)                11,653
Cost of services sold...........................................         3,088                    -                  3,088
Research and development........................................         1,122                 (108)                 1,014
Selling, general and administrative.............................         2,796                 (209)                 2,587
Interest........................................................           217                   (4)                   213
                                                                      --------              -------               --------
                                                                        21,550               (2,995)                18,555
Income from continuing operations before income taxes
  and minority interests........................................         1,501                 (184)                 1,317
Income taxes....................................................           494                  (64)                   430

Minority interests in subsidiaries' earnings....................           101                   (2)                    99
                                                                      --------              -------               --------
Income from continuing operations...............................      $    906              $  (118)              $    788

Discontinued Operation:
 Income from operations of discontinued UT Automotive
  subsidiary (net of applicable income tax provision
  of $64 million)...............................................             -                  118                    118
                                                                      --------              -------               --------
Net Income......................................................      $    906              $     -               $    906
                                                                      ========              =======               ========

Earnings Per Share of Common Stock:
 Continuing Operations:
 Basic:
  Average shares (thousands)....................................       241,454                                     241,454
  Earnings per share............................................      $   3.63                                    $   3.14
 Diluted:
  Average shares (thousands)....................................       258,606                                     258,606
  Earnings per share............................................      $   3.48                                    $   3.02
 Discontinued Operation:
 Basic:
  Average shares (thousands)....................................       241,454                                     241,454
  Earnings per share............................................      $      -                                    $   0.49
 Diluted:
  Average shares (thousands)....................................       258,606                                     258,606
  Earnings per share............................................      $      -                                    $   0.46
 Net Earnings Per Share:
 Basic:
  Average shares (thousands)....................................       241,454                                     241,454
  Earnings per share............................................      $   3.63                                    $   3.63
 Diluted:
  Average shares (thousands)....................................       258,606                                     258,606
  Earnings per share............................................      $   3.48                                    $   3.48

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

        NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

          The unaudited pro forma condensed statement of operations includes the pro forma adjustment to reflect UT Automotive as a discontinued operation for the years ended December 31, 1996, 1997 and 1998 and the Merger as if it took place on January 1, 1998.

A. Adjustment to reflect the incremental goodwill amortization from the Merger over an estimated useful life of 40 years. If the common stock exchange ratio is adjusted, as described in Note 1 to the Pro Forma Condensed Balance Sheet, goodwill amortization would be increased by approximately $6 million.

B. Reflects the interest expense incurred by the Company in connection with the Merger. Interest expense was calculated for the full year (360 days) on a pro forma basis using an interest rate of 6.5% on medium-term and long-term debt of $1.0 billion.

     If the Company elects to convert the merger consideration to an all cash payment of $70 per share of Sundstrand common stock, under the terms of the Merger Agreement, additional cash consideration of $1.889 billion would be required in lieu of the issuance of Company common stock. Any financing required to pay the additional cash consideration would have to be approved by the Company's Board of Directors. This consideration would result in additional borrowings and related interest expense of $109 million.

C. Adjustment reflects the additional depreciation on the write-up of fixed assets to fair value over a 10 year useful life.

D. Adjustment to eliminate sales and cost of sales between Sundstrand and the Company.

E.   Adjustment to record the tax effects related to the pro forma adjustments.